Exhibit 32.1

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES- OXLEY ACT OF 2002

In connection with the Annual Report of (the “Company”) on Form 10-KSB for the periods ending July 31, 2000, 2001, 2002, 2003, 2004, 2005 and 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”),

I, Martha Kretzmer, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes- Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of the 29th day of August 2006.

/s/ Martha Kretzmer
Martha Kretzmer
President/Chief Executive Officer